Exhibit 10.3

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT No. 3

to

Foundry Agreement

between

Texas Instruments Incorporated and Spansion LLC and Nihon Spansion Trading Limited

This Amendment No. 3 (“Amendment”) to the Foundry Agreement is entered into this 11th day of March, 2011, (the “Effective Date”) by and between Spansion LLC, having its principal place of business at 915 DeGuigne Drive, Sunnyvale, California 94088-3453, U.S.A. (“Spansion”), Nihon Spansion Trading Limited, as successor in interest to Nihon Spansion Limited, having its principal place of business at 1-14, Nishin-cho, Kawasaki-shi, Kawasaki-ku, Kanagawa 210-0024, Japan (“Spansion Nihon”) (Spansion Nihon and Spansion, the “Spansion Entities”), and Texas Instruments Incorporated, having its principal place of business at 12500 TI Boulevard, Dallas, Texas 75266, U.S (“TI”). Spansion, Spansion Nihon, and TI are collectively referred to as “Parties” to this Amendment and, individually, as a “Party” to this Amendment.

Whereas, Spansion, Nihon Spansion Limited, and TI entered into a Foundry Agreement with an effective date of August 31, 2010, which was subsequently amended by Amendments Nos. 1 and 2 (collectively, the “Agreement”);

Whereas, Spansion, Nihon Spansion Limited, Spansion Nihon, and TI consented to the assignment of the Agreement from Nihon Spansion Limited to Spansion Nihon, effective December 27, 2010;

Whereas, the Parties wish to modify certain aspects of the Agreement in light of the earthquake and related impacts that occurred in Japan in March 2011.

Now therefore, the Parties hereby agree as follows:

I. Notwithstanding Section 6.1 of the Agreement, which requires Spansion Nihon to purchase or pay for Wafer sort services at not less than $8.9M USD for Q1 2011, reduced to [*] USD through Spansion’s Purchase of 3 FOX testers per Exhibit A of the Agreement, such amount is further reduced to [*] USD (using the month-end exchange rate for the three months of Q1 2011) for Q1 2011.

II. The minimum sort service fee for Q2 2011 will be [*] USD (using the month-end exchange rate for the three months of Q2 2011) (“Q2 MSSF”), subject to the following:

A. Tester Unavailability:

In the event that aggregate tester availability in Q2 2011 falls below the applicable levels set forth in Section 3 of Exhibit B of the Agreement for any reason not attributable to any Spansion Entity or tester Releases, Purchases, or other adjustments per Exhibit A of the Agreement by any Spansion Entity, the Q2 MSSF will be adjusted to the greater of:

•	[*] - (Shortfall Hours * Applicable Hourly Rate)

Shortfall Hours = Minimum Availability (as set forth in Section 3, Exhibit B of the Agreement) — actual availability for the particular tester platform

Applicable Hourly Rate = hourly rate for the particular tester platform as set forth in Section 2, Exhibit B of the Agreement

Or

•	Actual tester hours utilized * Applicable Hourly Rate

The Q2 MSSF will not be adjusted downward due to tester unavailability due to a lack of Spansion-owned probe cards, or lack of use by Spansion. TI will provide reports on tester availability on a twice-monthly basis. Spansion reserves the right, at Spansion’s expense, to have a mutually agreed upon third party audit tester availability for Q2 2011, with reasonable written notice to TI and no more than once per Quarter.

B. Wafer Shortfall:

If the quantity of Wafers manufactured for Spansion by TI from Aizu in Q2 2011 falls below [*] for any reason not attributed to any Spansion Entity, the Q2 MSSF will be adjusted to the greater of:

•	[*], less an amount determined as follows:

([*] - actual Wafers manufactured) * the average Wafer sort value from Q1 2011

For clarification, “Wafers manufactured” refers to Wafers completed from fab processing and that have passed the Wafer evaluation stage

The average Wafer sort value will be measured in the aggregate: (tester hours utilized to probe Wafers * Applicable Hourly rate) / probed Wafer quantity

Or

•	Actual probe hours * Applicable Hourly rate

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For clarification, if the actual manufactured Wafer quantity is reduced due to a request by any Spansion Entities to change the product mix of Wafers or re-prioritization of particular Wafers needed, the resulting shortfalls will not be included in calculating such a reduction.

C. If both Tester Unavailability, as specified in Article II, Section A, above, and Wafer Shortfall, as specified in Article II, Section B, above, occur during 2Q 2011:

(i) Should tester unavailability and Wafer shortfall be caused by a single event (e.g., another earthquake), the 2Q MSSF will be the higher of the amount computed in Article II, Section A, above, or Article II, Section B, above.

(ii) If tester availability and Wafer shortfall occur due to separate events, the 2Q MSSF will be the amount computed in Article II, Section A, above, further reduced by the amount equal to the Q2 MSSF — the amount computed in Article II, Section B, above.

In no case will the final 2Q MSSF be lower than Actual Hours * Hourly Rate.

Spansion will use commercially reasonable efforts to maximize test loading in Aizu at, or higher than, the current planned level.

III. After Q2 2011, the minimum sort service fee will revert to the terms of the Agreement. However, Article II, Sections A, B and C, above, will apply to future Quarters. For Quarters after Q2 2011, Article II, Section B, above, will be based on the appropriate Wafer quantity agreed by Spansion and TI as part of the quarterly QBP process described in Section 4.3 of the Agreement. In Article II, Section B, above, the average Wafer sort value will be determined based on information from the preceding Quarter.

IV. With regard to the FOX testers referenced in Exhibit A of the Agreement under “Tool Exchange,” Spansion will move the remaining fourteen (14) FOX testers (about four (4) testers every three to four (3-4) weeks) in Q2 2011 or early Q3 2011, beginning on the Effective Date. Spansion will work with TI to coordinate removal logistics. Spansion’s early removal of the fourteen (14) FOX testers will not reduce the Q2 MSSF or alter Spansion’s obligation to pay the Q2 MSSF and the minimum sort service fee in later Quarters, and will not impact tester availability determinations as described above.

V. TI will sell to Spansion and Spansion will move two (2) additional, non-operational FOX testers from Aizu. Such sale will be on a “as is, where is basis,” with no warranty provided by TI to Spansion for such FOX testers, at a price of [*] USD total for both testers and the accompanying workstation. Spansion will be responsible for deinstallation, decontamination, shipping, rigging, crating, cost to restore the area to an appropriate level, and any tax required with the transaction. These additional FOX testers

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

will not be considered part of the “Adjusted Minimum” for the minimum quarterly sort service fee described in Exhibit A of the Agreement.

VI. TI will remove the “Tool Exchange” tools listed in Exhibit A of the Agreement under “Tools to be provided by Spansion to TI” from Spansion’s SDC facility in Q2 2011. Spansion and TI will agree on the move schedule, provided that Spansion will ensure such tools are able to be removed no later than May 20th, 2011. TI will work with Spansion to coordinate transfer logistics to meet the deadline.

VII. Because of the natural disasters in Japan, the minimum Wafer quantity specified in Exhibit D of the Agreement will not apply to Q2 2011. Instead, Spansion will purchase all Wafers manufactured for Spansion by TI from Aizu per Section 7.1 of the Agreement in Q2 2011.

VIII. Capitalized terms used herein shall have the same meaning as those set forth in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly signed and executed.

TEXAS INSTRUMENTS INCORPORATED	SPANSION LLC

/s/ Kevin Ritchie	/s/ Rajeev Kathuria
Authorized Signature	Authorized Signature

Kevin Ritchie	Rajeev Kathuria
Name	Name

Sr VP TMG	VP, Global Supply Management
Title	Title

5/23/2011	5/18/2011
Date	Date

NIHON SPANSION TRADING LIMITED

/s/ Carmine Renzulli
Authorized Signature

Carmine Renzulli
Name

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Representative Director
Title

5-18-11
Date

5

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.